Exhibit 99

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RTX Reports 2023 Results and Announces 2024 Outlook

RTX delivers 10% sales growth in Q4 and exceeds full year cash flow expectations; expects continued sales and earnings growth in 2024

ARLINGTON, Va., January 23, 2024 – RTX (NYSE: RTX) reported fourth quarter 2023 results and announces 2024 outlook.

Fourth quarter 2023
•Reported sales of $19.9 billion, up 10 percent versus prior year
•Adjusted sales* of $19.8 billion, up 10 percent versus prior year
•GAAP EPS from continuing operations of $1.05 included $0.29 of acquisition accounting adjustments and a $0.05 benefit from restructuring and net significant and/or non-recurring items
•Adjusted EPS* of $1.29, up 2 percent versus prior year
•Operating cash flow from continuing operations of $4.7 billion; Free cash flow* of $3.9 billion
•Company backlog of $196 billion; including $118 billion of commercial and $78 billion of defense
•Repurchased $10.3 billion of RTX shares

Full year 2023
•Reported sales of $68.9 billion, up 3 percent versus prior year, reflecting the impact of the previously disclosed Pratt powder metal matter
•Adjusted sales* of $74.3 billion, up 11 percent versus prior year
•GAAP EPS of $2.23, down 36 percent versus the prior year, reflecting the impact of the previously disclosed Pratt powder metal matter
•Adjusted EPS* of $5.06, up 6 percent versus the prior year
•Operating cash flow from continuing operations of $7.9 billion; Free cash flow* of $5.5 billion
•Achieved approximately $295 million of incremental RTX gross synergies
•Repurchased $12.9 billion of RTX shares

Outlook for full year 2024
•Sales of $78.0 - $79.0 billion
•Adjusted EPS* of $5.25 - $5.40
•Free cash flow* of approximately $5.7 billion

2025 RTX financial commitments
•Updates 2020 to 2025 adjusted annual sales* growth to 5.5 to 6.0 percent1, down from 6.0 to 7.0 percent
•Updates 2020 to 2025 adjusted segment margin* expansion to 500 to 550 basis points1, down from 550 to 650 basis points
•Reaffirms 2025 free cash flow* commitment of $7.5 billion
•Reaffirms 2025 capital return commitment of $36 to $37 billion through 2025

“RTX reported solid full-year results, delivering 11 percent organic sales* growth and $5.5 billion in free cash flow* for the year, exceeding our expectations” said RTX Chairman and CEO Greg Hayes. “Across our portfolio, we supported the continued recovery in commercial aerospace and provided critical platforms and advanced technologies to our customers, achieving $95 billion in new awards and ending the year with a record backlog of

*Adjusted net sales, organic sales, adjusted operating profit (loss) and margin, adjusted segment operating profit (loss) and margin, adjusted net income, adjusted earnings per share (“EPS”) and free cash flow are non-GAAP financial measures. When we provide our expectation for adjusted EPS and free cash flow on a forward-looking basis, a reconciliation of these non-GAAP financial measures to the corresponding GAAP measures (expected diluted EPS from continuing operations and expected cash flow from operations) is not available without unreasonable effort due to the unavailability of items for exclusion from the GAAP measure (such as unusual gains and losses, the ultimate outcome of pending litigation, fluctuations in foreign currency exchange rates, the impact and timing of potential acquisitions and divestitures and other structural changes). We are unable to address the probable significance of this information, the variability of which may have a significant impact on future GAAP results. See “Use and Definitions of Non-GAAP Financial Measures” below for information regarding non-GAAP financial measures.

1 2020 - 2025 sales growth and segment margin expansion have been adjusted for certain completed and planned announced divestitures.

$196 billion. I am extremely proud of what RTX has been able to accomplish, and I’m even more excited to see the innovations that RTX will deliver in the future.”

“RTX is beginning 2024 with strong momentum and we are projecting another year of strong sales growth and continued segment margin expansion,” said RTX President and COO Chris Calio. “The financial and operational outlook of our GTF fleet management plans remain consistent from October and continues to be a top priority as we focus on driving performance across all three businesses to support our customers and deliver shareowner value. With the execution of our $10 billion accelerated share repurchase program, we’ve delivered over $29 billion to shareowners since the merger, achieving significant progress toward our capital return commitment of between $36 - $37 billion through 2025.”

Fourth quarter 2023
RTX reported fourth quarter sales of $19.9 billion, up 10 percent over the prior year, which included a benefit of $0.1 billion related to a customer settlement. On an adjusted basis, sales* were $19.8 billion, up 10 percent over the prior year. GAAP EPS from continuing operations of $1.05 was up 9 percent versus the prior year, and included $0.29 of acquisition accounting adjustments, a $0.06 benefit related to a customer settlement and $0.01 of restructuring and other net significant and/or non-recurring charges. Adjusted EPS* of $1.29 was up 2 percent versus the prior year.

The company recorded net income from continuing operations attributable to common shareowners in the fourth quarter of $1.4 billion which included $394 million of acquisition accounting adjustments, a benefit of $87 million related to a customer settlement and $20 million of restructuring and other net significant and/or non-recurring charges. Adjusted net income* was $1.8 billion, down 6 percent versus prior year as adjusted segment operating profit* growth was more than offset by higher interest expense and tax expense, and lower non-operating pension income. Operating cash flow from continuing operations in the fourth quarter was $4.7 billion. Capital expenditures were $805 million, resulting in free cash flow* of $3.9 billion.

Summary Financial Results – Continuing Operations Attributable to Common Shareowners

	4th Quarter			Twelve Months
($ in millions, except EPS)	2023	2022	% Change	2023	2022	% Change
Reported
Sales	$19,927	$18,093	10%	$68,920	$67,074	3%
Net Income	$1,426	$1,422	—%	$3,195	$5,216	(39)%
EPS	$1.05	$0.96	9%	$2.23	$3.51	(36)%

Adjusted*
Sales	$19,824	$18,093	10%	$74,305	$67,074	11%
Net Income	$1,753	$1,868	(6)%	$7,263	$7,098	2%
EPS	$1.29	$1.27	2%	$5.06	$4.78	6%

Operating Cash Flow from Continuing Operations	$4,711	$4,628	2%	$7,883	$7,168	10%
Free Cash Flow*	$3,906	$3,773	4%	$5,468	$4,880	12%

Backlog and Bookings
Backlog at the end of the fourth quarter was $196 billion, of which $118 billion was from commercial aerospace and $78 billion was from defense.

Notable defense bookings during the quarter included:
•$2.8 billion for GEM-T production at Raytheon
•$1.3 billion of classified bookings at Raytheon
•$838 million for F135 sustainment at Pratt & Whitney
•$443 million for F119 sustainment at Pratt & Whitney
•$408 million for HACM development at Raytheon
•$355 million for F100 sustainment at Pratt & Whitney
•$343 million for StormBreaker production at Raytheon
•$321 million for Silent Knight production at Raytheon

Segment Results
The company’s reportable segments are Collins Aerospace, Pratt & Whitney, and Raytheon.
Collins Aerospace

	4th Quarter				Twelve Months
($ in millions)	2023	2022	% Change		2023	2022	% Change
Reported
Sales	$7,120	$6,231	14%		$26,253	$23,052	14%
Operating Profit	$1,126	$843	34%		$3,825	$2,816	36%
ROS	15.8%	13.5%	230	bps	14.6%	12.2%	240	bps

Adjusted*
Sales	$7,008	$6,231	12%		$26,198	$23,052	14%
Operating Profit	$1,035	$845	22%		$3,896	$3,047	28%
ROS	14.8%	13.6%	120	bps	14.9%	13.2%	170	bps

Collins Aerospace had fourth quarter 2023 reported sales of $7,120 million, up 14 percent versus the prior year. Reported sales benefited from a customer settlement. The remaining increase in sales was driven by a 23 percent increase in commercial aftermarket, a 17 percent increase in commercial OE, and a 1 percent increase in military. The increase in commercial sales was driven primarily by strong demand across commercial aerospace end markets, which resulted in higher flight hours and higher OE production rates. The increase in military sales was driven primarily by the timing of deliveries. On an adjusted basis, sales* were up 12 percent versus the prior year.

Collins Aerospace recorded operating profit of $1,126 million, up 34 percent versus the prior year. The increase in operating profit was primarily driven by drop through on higher commercial aftermarket volume and favorable mix, partially offset by lower commercial OE as drop through on volume was more than offset by higher production costs. Higher R&D expenses were offset by lower SG&A. Reported operating profit included a $112 million benefit from a customer settlement. On an adjusted basis, operating profit* of $1,035 million was up 22 percent versus the prior year.

Pratt & Whitney

	4th Quarter				Twelve Months
($ in millions)	2023	2022	% Change		2023	2022	% Change
Reported
Sales	$6,439	$5,652	14%		$18,296	$20,530	(11)%
Operating Profit	$382	$306	25%		$(1,455)	$1,075	(235)%
ROS	5.9%	5.4%	50	bps	(8.0)%	5.2%	(1,320)	bps

Adjusted*
Sales	$6,439	$5,652	14%		$23,697	$20,530	15%
Operating Profit	$405	$321	26%		$1,688	$1,250	35%
ROS	6.3%	5.7%	60	bps	7.1%	6.1%	100	bps

Pratt & Whitney had fourth quarter 2023 reported sales of $6,439 million, up 14 percent versus the prior year. The increase in sales was driven by a 20 percent increase in commercial OE, an 18 percent increase in commercial aftermarket, and a 4 percent increase in military sales. The increase in commercial sales was primarily due to higher aftermarket volume, higher OE volume and favorable mix. The increase in military sales was driven by higher sustainment volume partially offset by lower material inputs on production programs.

Pratt & Whitney recorded operating profit of $382 million, up 25 percent versus the prior year. The increase in operating profit was primarily driven by drop through on higher commercial aftermarket volume and favorable commercial OE mix. This was partially offset by higher commercial OE volume, higher production costs, an unfavorable military contract adjustment, and the absence of a benefit from a prior year customer contract adjustment. Higher R&D expenses were offset by lower SG&A. On an adjusted basis, operating profit* of $405 million was up 26 percent versus the prior year.

Raytheon

	4th Quarter				Twelve Months
($ in millions)	2023	2022	% Change		2023	2022	% Change
Reported
Sales	$6,886	$6,661	3%		$26,350	$25,176	5%
Operating Profit	$604	$528	14%		$2,379	$2,448	(3)%
ROS	8.8%	7.9%	90	bps	9.0%	9.7%	(70)	bps

Adjusted*
Sales	$6,886	$6,661	3%		$26,350	$25,176	5%
Operating Profit	$618	$570	8%		$2,434	$2,498	(3)%
ROS	9.0%	8.6%	40	bps	9.2%	9.9%	(70)	bps

Raytheon had fourth quarter 2023 reported sales of $6,886 million, up 3 percent versus prior year. The increase in sales was primarily driven by higher volume on advanced technology and air power programs.

Raytheon recorded operating profit of $604 million, up 14 percent versus the prior year. The increase in operating profit was driven primarily by higher volume and lower operating expenses, partially offset by unfavorable net program efficiencies. The prior year operating profit also included a charge of $42 million related to a divestiture. On an adjusted basis, operating profit* of $618 million was up 8 percent versus the prior year.

About RTX
RTX is the world's largest aerospace and defense company. With more than 180,000 global employees, we push the limits of technology and science to redefine how we connect and protect our world. Through industry-leading businesses – Collins Aerospace, Pratt & Whitney, and Raytheon – we are advancing aviation, engineering integrated defense systems for operational success, and developing next-generation technology solutions and manufacturing to help global customers address their most critical challenges. The company, with 2022 sales of $67 billion, is headquartered in Arlington, Virginia.

Conference Call on the Fourth Quarter 2023 Financial Results
RTX’s financial results conference call will be held on Tuesday, January 23, 2024 at 8:30 a.m. ET. The conference call will be webcast live on the company's website at www.rtx.com and will be available for replay following the call. The corresponding presentation slides will be available for downloading prior to the call.

Use and Definitions of Non-GAAP Financial Measures

RTX Corporation (“RTX” or “the Company”) reports its financial results in accordance with accounting principles generally accepted in the United States (“GAAP”). We supplement the reporting of our financial information determined under GAAP with certain non-GAAP financial information. The non-GAAP information presented provides investors with additional useful information but should not be considered in isolation or as substitutes for the related GAAP measures. We believe that these non-GAAP measures provide investors with additional insight into the Company’s ongoing business performance. Other companies may define non-GAAP measures differently, which limits the usefulness of these measures for comparisons with such other companies. We encourage investors to review our financial statements and publicly-filed reports in their entirety and not to rely on any single financial measure. A reconciliation of the non-GAAP measures to the corresponding amounts prepared in accordance with GAAP appears in the tables in this Appendix. Below are our non-GAAP financial measures:

Non-GAAP measure	Definition
Adjusted net sales	Represents consolidated net sales (a GAAP measure), excluding net significant and/or non-recurring items[1] (hereinafter referred to as “net significant and/or non-recurring items”).
Organic sales
Organic sales represents the change in consolidated net sales (a GAAP measure), excluding the impact of foreign currency translation, acquisitions and divestitures completed in the preceding twelve months and net significant and/or non-recurring items.

Adjusted operating profit (loss) and margin
Adjusted operating profit (loss) represents operating profit (loss) (a GAAP measure), excluding restructuring costs, acquisition accounting adjustments and net significant and/or non-recurring items. Adjusted operating profit margin represents adjusted operating profit (loss) as a percentage of adjusted net sales.

Segment operating profit (loss) and margin
Segment operating profit (loss) represents operating profit (loss) (a GAAP measure) excluding Acquisition Accounting Adjustments[2], the FAS/CAS operating adjustment[3], Corporate expenses and other unallocated items, and Eliminations and other. Segment operating profit margin represents segment operating profit (loss) as a percentage of segment sales (net sales, excluding Eliminations and other).

Adjusted segment sales	Represents consolidated net sales (a GAAP measure) excluding eliminations and other and net significant and/or non-recurring items.
Adjusted segment operating profit (loss) and margin
Adjusted segment operating profit (loss) represents segment operating profit (loss) excluding restructuring costs, and net significant and/or non-recurring items. Adjusted segment operating profit margin represents adjusted segment operating profit (loss) as a percentage of adjusted segment sales (adjusted net sales excluding Eliminations and other).

Adjusted net income	Adjusted net income represents net income from continuing operations (a GAAP measure), excluding restructuring costs, acquisition accounting adjustments and net significant and/or non-recurring items.
Adjusted earnings per share (EPS)
Adjusted EPS represents diluted earnings per share from continuing operations (a GAAP measure), excluding restructuring costs, acquisition accounting adjustments and net significant and/or non-recurring items.

Free cash flow
Free cash flow represents cash flow from operations (a GAAP measure) less capital expenditures. Management believes free cash flow is a useful measure of liquidity and an additional basis for assessing RTX’s ability to fund its activities, including the financing of acquisitions, debt service, repurchases of RTX’s common stock and distribution of earnings to shareowners.

1 Net significant and/or non-recurring items represent significant nonoperational items and/or significant operational items that may occur at irregular intervals.

2 Acquisition Accounting Adjustments include the amortization of acquired intangible assets related to acquisitions, the amortization of the property, plant and equipment fair value adjustment acquired through acquisitions, the amortization of customer contractual obligations related to loss making or below market contracts acquired, and goodwill impairment.

3The FAS/CAS operating adjustment represents the difference between the service cost component of our pension and postretirement benefit (PRB) expense under the Financial Accounting Standards (FAS) requirements of GAAP and our pension and PRB expense under US Government Cost Accounting Standards (CAS) primarily related to our Raytheon segment.

When we provide our expectation for adjusted net sales, organic sales, adjusted operating profit (loss) and margin, adjusted segment operating profit (loss) and margin, adjusted EPS and free cash flow on a forward-looking basis, a reconciliation of the differences between the non-GAAP expectations and the corresponding GAAP measures, as described above, generally are not available without unreasonable effort due to potentially high variability, complexity, and low visibility as to the items that would be excluded from the GAAP measure in the relevant future period, such as unusual gains and losses, the ultimate outcome of pending litigation, fluctuations in foreign currency exchange rates, the impact and timing of potential acquisitions and divestitures, and other structural changes or their probable significance. The variability of the excluded items may have a significant, and potentially unpredictable, impact on our future GAAP results.

Cautionary Statement Regarding Forward-Looking Statements This press release contains statements which, to the extent they are not statements of historical or present fact, constitute “forward-looking statements” under the securities laws. From time to time, oral or written forward- looking statements may also be included in other information released to the public. These forward-looking statements are intended to provide RTX Corporation (“RTX”) management’s current expectations or plans for our future operating and financial performance, based on assumptions currently believed to be valid and are not statements of historical fact. Forward-looking statements can be identified by the use of words such as “believe,” “expect,” “expectations,” “plans,” “strategy,” “prospects,” “estimate,” “project,” “target,” “anticipate,” “will,” “should,” “see,” “guidance,” “outlook,” “goals,” “objectives,” “confident,” “on track,” “designed to” and other words of similar meaning. Forward-looking statements may include, among other things, statements relating to future sales, earnings, cash flow, results of operations, uses of cash, share repurchases (including the accelerated share repurchase program), tax payments and rates, research and development spending, cost savings, other measures of financial performance, potential future plans, strategies or transactions, credit ratings and net indebtedness, the Pratt powder metal matter and related matters and activities, including without limitation other engine models that may be impacted, anticipated benefits to RTX of its segment realignment, pending dispositions of Raytheon’s Cybersecurity, Intelligence and Services business and Collins’ actuation and flight control business, the merger (the “merger”) between United Technologies Corporation (“UTC”) and Raytheon Company (“Raytheon”) or the spin-offs by UTC of Otis Worldwide Corporation and Carrier Global Corporation into separate independent companies (the “separation transactions”) in 2020, targets and commitments (including for share repurchases or otherwise), and other statements that are not solely historical facts. All forward-looking statements involve risks, uncertainties and other factors that may cause actual results to differ materially from those expressed or implied in the forward-looking statements. For those statements, we claim the protection of the safe harbor for forward- looking statements contained in the U.S. Private Securities Litigation Reform Act of 1995. Such risks, uncertainties and other factors include, without limitation: (1) the effect of changes in economic, capital market and political conditions in the U.S. and globally, such as from the global sanctions and export controls with respect to Russia, and any changes therein, including related to financial market conditions, bank failures and other banking industry disruptions, fluctuations in commodity prices or supply (including energy supply), inflation, interest rates and foreign currency exchange rates, disruptions in global supply chain and labor markets, and geopolitical risks; (2) risks associated with U.S. government sales, including changes or shifts in defense spending due to budgetary constraints, spending cuts resulting from sequestration, a continuing resolution, a government shutdown, the debt ceiling or measures taken to avoid default, or otherwise, and uncertain funding of programs; (3) risks relating to our performance on our contracts and programs, including our ability to control costs, and our inability to pass some or all costs on fixed price contracts through to the customer; (4) challenges in the development, production, delivery, support, and performance of RTX advanced technologies and new products and services and the realization of the anticipated benefits (including our expected returns under customer contracts), as well as the challenges of operating in RTX’s highly-competitive industries; (5) risks relating to RTX’s reliance on U.S. and non-U.S. suppliers and commodity markets, including the effect of sanctions, delays and disruptions in the delivery of materials and services to RTX or its suppliers and price increases; (6) risks relating to RTX international operations from, among other things, changes in trade policies and implementation of sanctions, foreign currency fluctuations, economic conditions, political factors, sales methods, and U.S. or local government regulations; (7) the condition of the aerospace industry; (8) the ability of RTX to attract, train and retain qualified personnel and maintain its culture and high ethical standards, and the ability of our personnel to continue to operate our facilities and businesses around the world; (9) the scope, nature, timing and challenges of managing acquisitions, investments, divestitures and other transactions, including the realization of synergies and opportunities for growth and innovation, the assumption of liabilities and other risks and incurrence of related costs and expenses, and risks related to completion of announced divestitures;; (10) compliance with legal, environmental, regulatory and other requirements, including, among other things, export and import requirements such as the International Traffic in Arms Regulations and the Export Administration Regulations, anti-bribery and anticorruption requirements, such as the Foreign Corrupt Practices Act, industrial cooperation agreement obligations, and procurement and other regulations in the U.S. and other countries in which RTX and its businesses operate; (11) the outcome of pending, threatened and future legal proceedings, investigations and other contingencies, including those related to U.S. government audits and disputes; (12) factors that could impact RTX’s ability to engage in desirable capital-raising or strategic transactions, including its credit rating, capital structure, levels of indebtedness and related obligations, capital expenditures and research and development spending, and capital deployment strategy including with respect to share repurchases, and the availability of credit, borrowing costs, credit market conditions, and other factors; (13) uncertainties associated with the timing and scope of future repurchases by RTX of its common stock, including the ability to complete the accelerated share repurchase (“ASR”), the purchase price of the shares acquired pursuant to the ASR agreement, and the timing and duration of the ASR program or declarations of cash dividends, which may be discontinued, accelerated, suspended or delayed at any time due to various factors, including market conditions and the level of other investing activities and uses of cash; (14) risks relating to realizing expected benefits from, incurring costs for, and successfully managing, the Company’s segment realignment effective July 1, 2023, and other RTX strategic initiatives such as cost reduction, restructuring, digital transformation and other operational initiatives; (15) risks of additional tax exposures due to new tax legislation or other developments, in the U.S. and other countries in which RTX and its businesses operate; (16) risks relating to addressing the identified rare condition in powder metal used to manufacture certain Pratt & Whitney engine parts requiring accelerated removals and inspections of a significant portion of the PW1100G-JM Geared Turbofan (GTF) fleet, including, without limitation, the number and expected timing of shop visits, inspection results and scope of work to be performed, turnaround time, availability of new parts, available capacity at overhaul facilities, outcomes of negotiations with impacted customers, and risks related to other engine models that may be impacted by the powder metal matter, and in each case the timing and costs relating thereto, as well as other issues that could impact RTX product performance, including quality, reliability or durability; (17) risks relating to a RTX product safety failure or other failure affecting RTX’s or its customers’ or suppliers’ products or systems; (18) risks relating to cybersecurity, including cyber-attacks on RTX’s information technology infrastructure, products, suppliers, customers and partners, and cybersecurity-related regulations; (19) threats to RTX facilities and personnel, as well as other events outside of RTX’s control such as public health crises, damaging weather or other acts of nature; (20) the effect of changes in accounting estimates for our programs on our financial results; (21) the effect of changes in pension and other postretirement plan estimates and assumptions and contributions; (22) risks relating to an impairment of goodwill and other intangible assets; (23) the effects of climate change and changing climate-related regulations, customer and market demands, products and technologies; and (24) the intended qualification of (i) the merger as a tax-free reorganization and (ii) the separation transactions and other internal restructurings as tax-free to UTC and former UTC shareowners, in each case, for U.S. federal income tax purposes. For additional information on identifying factors that may cause actual results to vary materially from those stated in forward-looking statements, see the reports of RTX, UTC and Raytheon on Forms S-4, 10-K, 10-Q and 8-K filed with or furnished to the Securities and Exchange Commission from time to time. Any forward-looking statement speaks only as of the date on which it is made, and RTX assumes no obligation to update or revise such statement, whether as a result of new information, future events or otherwise, except as required by applicable law.

RTX Corporation
Consolidated Statement of Operations

	Quarter Ended December 31,		Twelve Months Ended December 31,
	(Unaudited)		(Unaudited)
(dollars in millions, except per share amounts; shares in millions)	2023	2022	2023	2022
Net Sales	$19,927	$18,093	$68,920	$67,074
Costs and Expenses:
Cost of sales	15,918	14,526	56,831	53,406
Research and development	757	716	2,805	2,711
Selling, general and administrative	1,445	1,389	5,809	5,573
Total Costs and Expenses	18,120	16,631	65,445	61,690
Other income (expense), net	(30)	29	86	120
Operating profit	1,777	1,491	3,561	5,504
Non-service pension income	(446)	(467)	(1,780)	(1,889)
Interest expense, net	488	318	1,505	1,276
Income from continuing operations before income taxes	1,735	1,640	3,836	6,117
Income tax expense	262	172	456	790
Net income from continuing operations	1,473	1,468	3,380	5,327
Less: Noncontrolling interest in subsidiaries’ earnings from continuing operations	47	46	185	111
Net income from continuing operations attributable to common shareowners	1,426	1,422	3,195	5,216
Loss from discontinued operations attributable to common shareowners	—	—	—	(19)
Net income attributable to common shareowners	$1,426	$1,422	$3,195	$5,197

Earnings (loss) Per Share attributable to common shareowners - Basic:
Income from continuing operations	$1.05	$0.97	$2.24	$3.54
Loss from discontinued operations	—	—	—	(0.02)
Net income attributable to common shareowners	$1.05	$0.97	$2.24	$3.52
Earnings (loss) Per Share attributable to common shareowners - Diluted:
Income from continuing operations	$1.05	$0.96	$2.23	$3.51
Loss from discontinued operations	—	—	—	(0.01)
Net income attributable to common shareowners	$1.05	$0.96	$2.23	$3.50

Weighted Average Shares Outstanding:
Basic shares	1,354.9	1,465.5	1,426.0	1,475.5
Diluted shares	1,361.7	1,476.3	1,435.4	1,485.9

RTX Corporation
Segment Net Sales and Operating Profit (Loss)

	Quarter Ended				Twelve Months Ended
	(Unaudited)				(Unaudited)
	December 31, 2023		December 31, 2022		December 31, 2023		December 31, 2022
(dollars in millions)	Reported	Adjusted	Reported	Adjusted	Reported	Adjusted	Reported	Adjusted
Net Sales
Collins Aerospace	$7,120	$7,008	$6,231	$6,231	$26,253	$26,198	$23,052	$23,052
Pratt & Whitney	6,439	6,439	5,652	5,652	18,296	23,697	20,530	20,530
Raytheon	6,886	6,886	6,661	6,661	26,350	26,350	25,176	25,176
Total segments	20,445	20,333	18,544	18,544	70,899	76,245	68,758	68,758
Eliminations and other	(518)	(509)	(451)	(451)	(1,979)	(1,940)	(1,684)	(1,684)
Consolidated	$19,927	$19,824	$18,093	$18,093	$68,920	$74,305	$67,074	$67,074

Operating Profit (Loss)
Collins Aerospace	$1,126	$1,035	$843	$845	$3,825	$3,896	$2,816	$3,047
Pratt & Whitney	382	405	306	321	(1,455)	1,688	1,075	1,250
Raytheon	604	618	528	570	2,379	2,434	2,448	2,498
Total segments	2,112	2,058	1,677	1,736	4,749	8,018	6,339	6,795
Eliminations and other	(8)	1	2	2	(42)	(81)	(23)	(29)
Corporate expenses and other unallocated items	(110)	(70)	(63)	(45)	(275)	(169)	(318)	(252)
FAS/CAS operating adjustment	282	282	354	354	1,127	1,127	1,399	1,399
Acquisition accounting adjustments	(499)	—	(479)	—	(1,998)	—	(1,893)	—
Consolidated	$1,777	$2,271	$1,491	$2,047	$3,561	$8,895	$5,504	$7,913

Segment Operating Profit (Loss) Margin
Collins Aerospace	15.8%	14.8%	13.5%	13.6%	14.6%	14.9%	12.2%	13.2%
Pratt & Whitney	5.9%	6.3%	5.4%	5.7%	(8.0)%	7.1%	5.2%	6.1%
Raytheon	8.8%	9.0%	7.9%	8.6%	9.0%	9.2%	9.7%	9.9%
Total segment	10.3%	10.1%	9.0%	9.4%	6.7%	10.5%	9.2%	9.9%

RTX Corporation
Consolidated Balance Sheet

	December 31, 2023	December 31, 2022
(dollars in millions)	(Unaudited)	(Unaudited)
Assets
Cash and cash equivalents	$6,587	$6,220
Accounts receivable, net	10,838	9,108
Contract assets	12,139	11,534
Inventory, net	11,777	10,617
Other assets, current	7,076	4,964
Total current assets	48,417	42,443
Customer financing assets	2,392	2,603
Fixed assets, net	15,748	15,170
Operating lease right-of-use assets	1,638	1,829
Goodwill	53,699	53,840
Intangible assets, net	35,399	36,823
Other assets	4,576	6,156
Total assets	$161,869	$158,864

Liabilities, Redeemable Noncontrolling Interest, and Equity
Short-term borrowings	$189	$625
Accounts payable	10,698	9,896
Accrued employee compensation	2,491	2,401
Other accrued liabilities	14,917	10,999
Contract liabilities	17,183	14,598
Long-term debt currently due	1,283	595
Total current liabilities	46,761	39,114
Long-term debt	42,355	30,694
Operating lease liabilities, non-current	1,412	1,586
Future pension and postretirement benefit obligations	2,385	4,807
Other long-term liabilities	7,511	8,449
Total liabilities	100,424	84,650
Redeemable noncontrolling interest	35	36
Shareowners’ Equity:
Common stock	37,040	37,911
Treasury stock	(26,977)	(15,530)
Retained earnings	52,154	52,269
Accumulated other comprehensive loss	(2,419)	(2,018)
Total shareowners’ equity	59,798	72,632
Noncontrolling interest	1,612	1,546
Total equity	61,410	74,178
Total liabilities, redeemable noncontrolling interest, and equity	$161,869	$158,864

RTX Corporation
Consolidated Statement of Cash Flows

	Quarter Ended December 31,		Twelve Months Ended December 31,
	(Unaudited)		(Unaudited)
(dollars in millions)	2023	2022	2023	2022
Operating Activities:
Net income from continuing operations	$1,473	$1,468	$3,380	$5,327
Adjustments to reconcile net income from continuing operations to net cash flows provided by operating activities:
Depreciation and amortization	1,059	1,048	4,211	4,108
Deferred income tax (benefit) provision	326	18	(402)	(1,663)
Stock compensation cost	106	102	425	420
Net periodic pension and other postretirement income	(391)	(351)	(1,555)	(1,413)
Change in:
Accounts receivable	(892)	116	(1,805)	437
Contract assets	410	765	(753)	(234)
Inventory	326	(141)	(1,104)	(1,575)
Other current assets	(283)	(443)	(1,161)	(1,027)
Accounts payable and accrued liabilities	594	777	4,016	2,075
Contract liabilities	1,893	1,130	2,322	846
Other operating activities, net	90	139	309	(133)
Net cash flows provided by operating activities from continuing operations	4,711	4,628	7,883	7,168
Investing Activities:
Capital expenditures	(805)	(855)	(2,415)	(2,288)
Payments on customer financing assets	(34)	(49)	(117)	(150)
Receipts from customer financing assets	88	53	212	179
Investments in businesses	—	—	—	(66)
Dispositions of businesses, net of cash transferred	—	—	6	94
Increase in other intangible assets	(215)	(169)	(751)	(487)
Receipts (payments) from settlements of derivative contracts, net	32	54	14	(205)
Other investing activities, net	(44)	28	12	94
Net cash flows used in investing activities from continuing operations	(978)	(938)	(3,039)	(2,829)
Financing Activities:
Proceeds from long-term debt	9,940	1	12,914	1
Repayment of long-term debt	(403)	(1)	(578)	(3)
Proceeds from bridge loan	10,000	—	10,000	—
Repayment of bridge loan	(10,000)	—	(10,000)	—
Change in commercial paper, net	(997)	(1,549)	(524)	518
Change in other short-term borrowings, net	19	(15)	87	(29)
Dividends paid on common stock	(767)	(791)	(3,239)	(3,128)
Repurchase of common stock	(10,283)	(408)	(12,870)	(2,803)
Other financing activities, net	(127)	(86)	(317)	(415)
Net cash flows used in financing activities from continuing operations	(2,618)	(2,849)	(4,527)	(5,859)
Effect of foreign exchange rate changes on cash and cash equivalents from continuing operations	14	15	18	(42)
Net increase (decrease) in cash, cash equivalents and restricted cash	1,129	856	335	(1,562)
Cash, cash equivalents and restricted cash, beginning of period	5,497	5,435	6,291	7,853
Cash, cash equivalents and restricted cash, end of period	6,626	6,291	6,626	6,291
Less: Restricted cash, included in Other assets, current and Other assets	39	71	39	71
Cash and cash equivalents, end of period	$6,587	$6,220	$6,587	$6,220

RTX Corporation
Reconciliation of Adjusted (Non-GAAP) Results
Adjusted Sales, Adjusted Operating Profit & Operating Profit Margin

	Quarter Ended December 31,		Twelve Months Ended December 31,
	(Unaudited)		(Unaudited)
(dollars in millions - Income (Expense))	2023	2022	2023	2022
Collins Aerospace
Net sales	$7,120	$6,231	$26,253	$23,052
Customer litigation matters (5)	112	—	55	—
Adjusted net sales	$7,008	$6,231	$26,198	$23,052
Operating profit	$1,126	$843	$3,825	$2,816
Restructuring	1	(2)	(71)	(21)
Segment and portfolio transformation costs	(29)	—	(62)	—
Customer litigation matters (5)	119	—	62	—
Impairment charges and reserve adjustments related to Russia sanctions (4)	—	—	—	(141)
Charges associated with disposition of businesses	—	—	—	(69)
Adjusted operating profit	$1,035	$845	$3,896	$3,047
Adjusted operating profit margin	14.8%	13.6%	14.9%	13.2%
Pratt & Whitney
Net sales	$6,439	$5,652	$18,296	$20,530
Powder metal charge (1)	—	—	(5,401)	—
Adjusted net sales	$6,439	$5,652	$23,697	$20,530
Operating profit (loss)	$382	$306	$(1,455)	$1,075
Restructuring	(23)	(15)	(74)	(20)
Impairment charges and reserve adjustments related to Russia sanctions (4)	—	—	—	(155)
Charges related to a customer insolvency (2)	—	—	(181)	—
Powder metal charge (1)	—	—	(2,888)	—
Adjusted operating profit	$405	$321	$1,688	$1,250
Adjusted operating profit margin	6.3%	5.7%	7.1%	6.1%
Raytheon
Net sales	$6,886	$6,661	$26,350	$25,176
Operating profit	$604	$528	$2,379	$2,448
Restructuring	(9)	—	(42)	(8)
Segment and portfolio realignment costs	(5)	—	(13)	—
Charge associated with the divestiture of a non-core business	—	(42)	—	(42)
Adjusted operating profit	$618	$570	$2,434	$2,498
Adjusted operating profit margin	9.0%	8.6%	9.2%	9.9%
Eliminations and Other
Net sales	$(518)	$(451)	$(1,979)	$(1,684)
Prior year impact from R&D capitalization IRS notice(3)	(9)	—	(39)	—
Adjusted net sales	$(509)	$(451)	$(1,940)	$(1,684)
Operating loss	$(8)	$2	$(42)	$(23)
Gain on sale of land	—	—	68	—
Charges related to a customer insolvency (2)	—	—	10	—
Prior year impact from R&D capitalization IRS notice(3)	(9)	—	(39)	—
Impairment charges and reserve adjustments related to Russia sanctions (4)	—	—	—	6
Adjusted operating loss	$1	$2	$(81)	$(29)
Corporate expenses and other unallocated items
Operating loss	$(110)	$(63)	$(275)	$(318)

Restructuring	(13)	(18)	(59)	(66)
Segment and portfolio transformation costs	(11)	—	(31)	—
Adjustments related to expiration of tax statute of limitations	(16)	—	(16)	—
Adjusted operating loss	$(70)	$(45)	$(169)	$(252)
FAS/CAS Operating Adjustment
Operating profit	$282	$354	$1,127	$1,399
Acquisition Accounting Adjustments
Operating loss	$(499)	$(479)	$(1,998)	$(1,893)
Acquisition accounting adjustments	(499)	(479)	(1,998)	(1,893)
Adjusted operating profit	$—	$—	$—	$—
RTX Consolidated
Net sales	$19,927	$18,093	$68,920	$67,074
Total net significant and/or non-recurring items included in Net sales above(1,3,4)	103	—	(5,385)	—
Adjusted net sales	$19,824	$18,093	$74,305	$67,074
Operating profit (loss)	$1,777	$1,491	$3,561	$5,504
Restructuring	(44)	(35)	(246)	(115)
Acquisition accounting adjustments	(499)	(479)	(1,998)	(1,893)
Total net significant and/or non-recurring items included in Operating profit (loss) above(1, 2, 3, 4,5)	49	(42)	(3,090)	(401)
Adjusted operating profit	$2,271	$2,047	$8,895	$7,913
(1)    Total net significant and/or non-recurring items in the table above for the twelve months ended December 31, 2023 includes a net pre-tax charge of $2.9 billion related to the Pratt powder metal matter during the third quarter of 2023. The charge is reflected in the Condensed Consolidated Statement of Operations as a reduction of sales of $5.4 billion which was partially offset by a net reduction of cost of sales of $2.5 billion primarily representing our partners’ 49% share of this charge. The charge includes the Company’s current best estimate of expected customer compensation for the estimated duration of the disruption as well as the third quarter Estimate-at-Completion (EAC) adjustment impact of this matter to Pratt & Whitney’s long-term maintenance contracts. Management has determined that these items are directly attributable to the powder metal matter, incremental to similar costs (or income) incurred for reasons other than those related to the powder metal matter and not expected to recur, and therefore, not indicative of the Company’s ongoing operational performance.
(2)     Total net significant and/or non-recurring items in the table above for the twelve months ended December 31, 2023 includes a net pre-tax charge of $0.2 billion related to a customer insolvency during the second quarter of 2023. The charge primarily relates to Contract assets and Customer financing assets exposures with the customer. Management has determined that the nature and significance of the charge is considered unusual and therefore, not indicative of the Company’s ongoing operational performance.
(3)    Total net significant and/or non-recurring items in the table above for the quarter and twelve months ended December 31, 2023 includes a net pre-tax charge of $9 million and $39 million, respectively and a tax expense increase of $5 million and $13 million, respectively related to the 2022 impact resulting from the September 8, 2023 Internal Revenue Service (IRS) and Department of Treasury issued Notice 2023-63 (“IRS notice”) related to the capitalization of research and experimental expenditures for tax purposes. In December 2023, the IRS issued Notice 2024-12 and Revenue Procedure 2024-9 providing clarifications to Notice 2023-63. Management has determined that these items are directly attributable to the IRS notice and represent the impact to the prior year, incremental to similar costs (or income) incurred for reasons other than the tax law change and not expected to recur, and therefore, not indicative of the Company’s ongoing operational performance.
(4)    Total net significant and/or non-recurring items in the table above for the twelve months ended December 31, 2022 includes a net pre-tax charge of $0.3 billion related to the impact of the sanctions imposed upon Russia in response to the Russia-Ukraine conflict, primarily consisting of charges related to increased estimates for credit losses on both our accounts receivables and contract assets, inventory reserves, impairment of customer financing assets for products under lease and contract fulfillment costs, and recognition of supplier obligations. Management has determined that these items are directly attributable to the sanctions, incremental to similar costs (or income) incurred for reasons other than the sanctions and not expected to recur, and therefore, not indicative of the Company’s ongoing operational performance.
(5)    Total net significant and/or non-recurring items in the table above for the quarter and twelve months ended December 31, 2023 includes a net sales benefit of $112 million and $55 million, respectively and a corresponding net operating profit net benefit of $119 million and $62 million, respectively, related to the settlement of two customer litigation matters at Collins. Management has determined that the nature and significance of these settlements are considered unusual and therefore, not indicative of the Company’s ongoing operational performance.

RTX Corporation
Reconciliation of Adjusted (Non-GAAP) Results
Adjusted Income from Continuing Operations, Earnings Per Share, and Effective Tax Rate

	Quarter Ended December 31,		Twelve Months Ended December 31,
	(Unaudited)		(Unaudited)
(dollars in millions - Income (Expense))	2023	2022	2023	2022
Income from continuing operations attributable to common shareowners	$1,426	$1,422	$3,195	$5,216
Total Restructuring	(44)	(35)	(246)	(115)
Total Acquisition accounting adjustments	(499)	(479)	(1,998)	(1,893)
Total net significant and/or non-recurring items included in Operating profit (1, 2, 3, 4,5)	49	(42)	(3,090)	(401)
Significant and/or non-recurring items included in Non-service Pension Income
Non-service pension restructuring	(2)	(7)	(4)	(2)
Significant non-recurring and non-operational items included in Interest Expense, Net
Customer litigation matters (5)	1	—	1	—
Adjustments related to expiration of tax statute of limitations	10	—	10	—
Tax effect of restructuring and net significant and/or non-recurring items above	99	117	1,191	518
Significant and/or non-recurring items included in Income Tax Expense (Benefit)
Adjustments related to expiration of tax statute of limitations	61	—	61	—
Prior year impact from R&D capitalization IRS notice (3)	(5)	—	(13)	—
Significant and/or non-recurring items included in Noncontrolling Interest
Noncontrolling interest share of customer litigation matters (5)	3	—	3	—
Noncontrolling interest share of customer insolvency charges (2)	—	—	17	—
Noncontrolling interest share of certain Russia sanction charges (4)	—	—	—	11
Less: Impact on net income (loss) attributable to common shareowners	(327)	(446)	(4,068)	(1,882)
Adjusted income from continuing operations attributable to common shareowners	$1,753	$1,868	$7,263	$7,098

Diluted Earnings Per Share	$1.05	$0.96	$2.23	$3.51
Impact on Diluted Earnings Per Share	(0.24)	(0.31)	(2.83)	(1.27)
Adjusted Diluted Earnings Per Share	$1.29	$1.27	$5.06	$4.78

Effective Tax Rate	15.1%	10.5%	11.9%	12.9%
Impact on Effective Tax Rate	(3.7)%	(2.6)%	(6.6)%	(2.4)%
Adjusted Effective Tax Rate	18.8%	13.1%	18.5%	15.3%
(1)     Total net significant and/or non-recurring items in the table above for the twelve months ended December 31, 2023 includes a net pre-tax charge of $2.9 billion related to the Pratt powder metal matter during the third quarter of 2023. The charge is reflected in the Condensed Consolidated Statement of Operations as a reduction of sales of $5.4 billion which was partially offset by a net reduction of cost of sales of $2.5 billion primarily representing our partners’ 49% share of this charge. The charge includes the Company’s current best estimate of expected customer compensation for the estimated duration of the disruption as well as the third quarter Estimate-at-Completion (EAC) adjustment impact of this matter to Pratt & Whitney’s long-term maintenance contracts. Management has determined that these items are directly attributable to the powder metal matter, incremental to similar costs (or income) incurred for reasons other than those related to the powder metal matter and not expected to recur, and therefore, not indicative of the Company’s ongoing operational performance.
(2)    Total net significant and/or non-recurring items in the table above for the twelve months ended December 31, 2023 includes a net pre-tax charge of $0.2 billion related to a customer insolvency during the second quarter of 2023. The charge primarily relates to Contract assets and Customer financing assets exposures with the customer. Management has determined that the nature and significance of the charge is considered unusual and therefore, not indicative of the Company’s ongoing operational performance.
(3)    Total net significant and/or non-recurring items in the table above for the quarter and twelve months ended December 31, 2023 includes a net pre-tax charge of $9 million and $39 million, respectively and a tax expense increase of $5 million and $13 million, respectively related to the 2022 impact resulting from the September 8, 2023 Internal Revenue Service (IRS) and Department of Treasury issued Notice 2023-63 (“IRS notice”) related to the capitalization of research and experimental expenditures for tax purposes. In December 2023, the IRS issued Notice 2024-12 and Revenue Procedure 2024-9 providing clarifications to Notice 2023-63. Management has determined that these items are directly attributable to the IRS notice and represent the impact to the prior year, incremental to similar costs (or income) incurred for reasons other than the tax law change and not expected to recur, and therefore, not indicative of the Company’s ongoing operational performance.
(4)    Total net significant and/or non-recurring items in the table above for the twelve months ended December 31, 2022 includes a net pre-tax charge of $0.3 billion related to the impact of the sanctions imposed upon Russia in response to the Russia-Ukraine conflict, primarily consisting of charges related to increased estimates for credit losses on both our accounts receivables and contract assets, inventory reserves, impairment of customer financing assets for products under lease and contract fulfillment costs, and recognition of supplier obligations. Management has determined that these items are directly attributable to the sanctions, incremental to similar costs (or income) incurred for reasons other than the sanctions and not expected to recur, and therefore, not indicative of the Company’s ongoing operational performance.
(5)    Total net significant and/or non-recurring items in the table above for the quarter and twelve months ended December 31, 2023 includes a net sales benefit of $112 million and $55 million, respectively and a corresponding net operating profit net benefit of $119 million and $62 million, respectively, related to the settlement of two customer litigation matters at Collins. Management has determined that the nature and significance of these settlements are considered unusual and therefore, not indicative of the Company’s ongoing operational performance.

RTX Corporation
Reconciliation of Adjusted (Non-GAAP) Results
Segment Operating Profit Margin and Adjusted Segment Operating Profit Margin

	Quarter Ended December 31,		Twelve Months Ended December 31,
	(Unaudited)		(Unaudited)
(dollars in millions - Income (Expense))	2023	2022	2023	2022
Net Sales	$19,927	$18,093	$68,920	$67,074
Reconciliation to segment net sales:
Eliminations and other	518	451	1,979	1,684
Segment Net Sales	$20,445	$18,544	$70,899	$68,758
Reconciliation to adjusted segment net sales:
Net significant and/or non-recurring items (1, 3, 5)	112	—	(5,346)	—
Adjusted Segment Net Sales	$20,333	$18,544	$76,245	$68,758

Operating Profit	$1,777	$1,491	$3,561	$5,504
Operating Profit Margin	8.9%	8.2%	5.2%	8.2%
Reconciliation to segment operating profit:
Eliminations and other	8	(2)	42	23
Corporate expenses and other unallocated items	110	63	275	318
FAS/CAS operating adjustment	(282)	(354)	(1,127)	(1,399)
Acquisition accounting adjustments	499	479	1,998	1,893
Segment Operating Profit	$2,112	$1,677	$4,749	$6,339
Segment Operating Profit Margin	10.3%	9.0%	6.7%	9.2%
Reconciliation to adjusted segment operating profit:
Restructuring	(31)	(17)	(187)	(49)
Net significant and/or non-recurring items (1, 2, 3, 4, 5)	85	(42)	(3,082)	(407)
Adjusted Segment Operating Profit	$2,058	$1,736	$8,018	$6,795
Adjusted Segment Operating Profit Margin	10.1%	9.4%	10.5%	9.9%
(1)    Net significant and/or non-recurring items in the table above for the twelve months ended December 31, 2023 includes a net pre-tax charge of $2.9 billion related to the Pratt powder metal matter during the third quarter of 2023. The charge is reflected in the Condensed Consolidated Statement of Operations as a reduction of sales of $5.4 billion which was partially offset by a net reduction of cost of sales of $2.5 billion primarily representing our partners’ 49% share of this charge. The charge includes the Company’s current best estimate of expected customer compensation for the estimated duration of the disruption as well as the third quarter Estimate-at-Completion (EAC) adjustment impact of this matter to Pratt & Whitney’s long-term maintenance contracts. Management has determined that these items are directly attributable to the powder metal matter, incremental to similar costs (or income) incurred for reasons other than those related to the powder metal matter and not expected to recur, and therefore, not indicative of the Company’s ongoing operational performance.
(2)     Net significant and/or non-recurring items in the table above for the twelve months ended December 31, 2023 includes a net pre-tax charge of $0.2 billion related to a customer insolvency during the second quarter of 2023. The charge primarily relates to Contract assets and Customer financing assets exposures with the customer. Management has determined that the nature and significance of the charge is considered unusual and therefore, not indicative of the Company’s ongoing operational performance.
(3)    Net significant and/or non-recurring items in the table above for the for the quarter and twelve months ended December 31, 2023 includes a net pre-tax charge of $9 million and $39 million, respectively and a tax expense increase of $5 million and $13 million, respectively related to the 2022 impact resulting from the September 8, 2023 Internal Revenue Service (IRS) and Department of Treasury issued Notice 2023-63 (“IRS notice”) related to the capitalization of research and experimental expenditures for tax purposes. In December 2023, the IRS issued Notice 2024-12 and Revenue Procedure 2024-9 providing clarifications to Notice 2023-63. Management has determined that these items are directly attributable to the IRS notice and represent the impact to the prior year, incremental to similar costs (or income) incurred for reasons other than the tax law change and not expected to recur, and therefore, not indicative of the Company’s ongoing operational performance.
(4)    Net significant and/or non-recurring items in the table above for the twelve months ended December 31, 2022 includes a net pre-tax charge of $0.3 billion related to the impact of the sanctions imposed upon Russia in response to the Russia-Ukraine conflict, primarily consisting of charges related to increased estimates for credit losses on both our accounts receivables and contract assets, inventory reserves, impairment of customer financing assets for products under lease and contract fulfillment costs, and recognition of supplier obligations. Management has determined that these items are directly attributable to the sanctions, incremental to similar costs (or income) incurred for reasons other than the sanctions and not expected to recur, and therefore, not indicative of the Company’s ongoing operational performance.
(5)    Total net significant and/or non-recurring items in the table above for the quarter and twelve months ended December 31, 2023 includes a net sales benefit of $112 million and $55 million, respectively and a corresponding net operating profit net benefit of $119 million and $62 million, respectively, related to the settlement of two customer litigation matters at Collins. Management has determined that the nature and significance of these settlements are considered unusual and therefore, not indicative of the Company’s ongoing operational performance.

RTX Corporation
Free Cash Flow Reconciliation

	Quarter Ended December 31,
	(Unaudited)
(dollars in millions)	2023	2022
Net cash flows provided by operating activities from continuing operations	$4,711	$4,628
Capital expenditures	(805)	(855)
Free cash flow	$3,906	$3,773

	Twelve Months Ended December 31,
	(Unaudited)
(dollars in millions)	2023	2022
Net cash flow provided by operating activities from continuing operations	$7,883	$7,168
Capital expenditures	(2,415)	(2,288)
Free cash flow	$5,468	$4,880